Exhibit 4(d)


                                 ENSERCH CORPORATION

                                OFFICER'S CERTIFICATE


               _________________, the _________ of ENSERCH Corporation (the
          "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated ____________, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of _______________, 1998 (the "Indenture") that:

               1. The securities of the __________ series to be issued under the Indenture shall be designated "____% Debentures due ______________" (the "Debentures of the __________ Series"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

               2. The Debentures of the __________ Series shall be limited in aggregate principal amount to $____________ at any time Outstanding, except as contemplated in
                    Section 301(b) of the Indenture [and shall be issued in the denominations of $________ each and in integral multiples [thereof] [of $_________ in excess thereof.]];

               3. The Debentures of the __________ Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ______________;

               4. The Debentures of the __________ Series shall bear interest from _________, ____ at the rate of ____% per annum payable semi-annually on __________ 1 and ______ 1 of each year (each, an "Interest Payment Date") commencing ________ 1, ____. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debentures of the __________ Series will accrue from _________, ____ but if interest has been paid on such Debentures of the __________ Series, then from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such Interest Payment Date;

               5. Each installment of interest on a Debenture of the __________ Series shall be payable to the Person in whose name such Debenture of the __________ Series is registered at the close of business on the day preceding [the ________ day of the calendar month next preceding] [the first day of the calendar month in which occurs] the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the __________ Series[; provided, however, that if the Debentures of the __________ Series are not held by a securities depositary, the Regular Record Date shall be the ________ day of the calendar month next preceding [in which occurs] the corresponding Interest Payment Date.] Any installment of interest on the Debentures of the __________ Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the __________ Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the __________ Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the __________ Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the __________ Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

               6. The principal and each installment of interest on the Debentures of the __________ Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the __________ Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto as such addresses appear on the Security Register. Notices and demands to or upon the Company in respect of the Debentures of the __________ Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Debentures of the __________ Series;

               7.   [REDEMPTION PROVISIONS WILL BE INSERTED HERE]

               8. The Debentures of the __________ Series will be originally issued in global form payable to Cede & Co. (as nominee of the Depositary Trust Company) and shall bear the legend substantially in the form set forth in Exhibit A hereto. The Debentures of the __________ Series will, unless and until the Debentures of the __________ Series are exchanged in whole or in part for certificated Debentures of the __________ Series registered in the names of various beneficial holders thereof (in accordance with the conditions set forth in such legend), contain restrictions on transfer, substantially as described in such legend;

               9. No service charge shall be made for the registration of transfer or exchange of the Debentures of the __________ Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

               10. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the __________ Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                         (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the __________ Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of
                    Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the __________ Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the __________ Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

               11. The Debentures of the __________ Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

               12. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the __________ Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

               13. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               14. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with; and

               15. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the __________ Series requested in the accompanying Company Order have been complied with.

               IN   WITNESS  WHEREOF,   I  have  executed   this  Officer's
          Certificate this ____ day of _______, ____.




                                        ____________________________________

          NO._______________
          Cusip No.__________

                                                                 EXHIBIT A

                             [FORM OF FACE OF DEBENTURE]



                     [(SEE LEGEND AT THE END OF THIS SECURITY FOR
                 RESTRICTIONS ON TRANSFERABILITY AND CHANGE OF FORM)]

                                 ENSERCH CORPORATION

                         ____% DEBENTURES DUE _______________

               ENSERCH CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, the principal sum of
          _________________________________________________________________
          ___________ Dollars
          on ______________, and to pay interest on said principal sum, semi-annually on ________ 1 and ______ 1 of each year, commencing ________ 1, ____, at the rate of ____% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from _________, ____, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day preceding [the _______ day of the calendar month next preceding] [the first day of the calendar month in which occurs] such Interest Payment Date]; provided, however, that if the Securities of this series are not held by a securities depositary, the Regular Record Date shall be the 15th day of the calendar month next preceding [in which occurs] such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN  WITNESS  WHEREOF,  the   Company  has  caused  this
          instrument to be duly executed.


                                        ENSERCH CORPORATION



                                        By:_______________________________

          ATTEST:


          ____________________________


                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, as Trustee



                                         By:_________________________________
                                                  Authorized Signatory

                            [FORM OF REVERSE OF DEBENTURE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ________, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the
          Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on _________, ____ creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

                    [REDEMPTION PROVISIONS WILL BE INSERTED HERE]

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain restrictive provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the
          Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 each [and any integral multiple] [of $________ in excess] thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                       [LEGEND

               Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners. Any such exchange shall be made upon receipt by the Trustee of a Company Order therefor and certificated Securities of this series shall be registered in such names and in such denominations as shall be certified to the Company and the Trustee by the Depositary.]